1 SUPPLEMENTAL INDENTURE NO. 3 SUPPLEMENTAL INDENTURE No. 3 (this “Supplemental Indenture”) dated as of April 29, 2025 among Maxeon Solar Technologies, Ltd. (or its successor) (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), under the indenture referred to below. WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee and DB Trustees (Hong Kong) Limited as collateral trustee (the “Collateral Trustee”) an indenture, dated as of June 20, 2024, (as amended by (a) that certain Supplemental Indenture No. 1, dated January 26, 2025, by and among the Company, the Trustee, the Collateral Trustee and the Philippine Supplemental Collateral Trustee named therein, and (b) that certain Supplemental Indenture No. 2, dated February 18, 2025, by and among the Company, the Trustee and the Collateral Trustee, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) relating to the Company’s 9.00% Convertible First Lien Senior Secured Notes due 2029 (the “Notes”); WHEREAS the Indenture provides that, pursuant to Section 8.02 of the Indenture, the Company and the Trustee may, subject to Sections 8.01, 8.03, 7.05 and 7.08 of the Indenture and clauses (i) to (x) of Section 8.02(A) of the Indenture, amend or supplement any provision of the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; WHEREAS pursuant to an Acknowledgement Letter dated April 29, 2025 (the “Acknowledgement Letter”) to a Letter of Consent dated April 29, 2025 (the “Letter of Consent”), Zhonghuan Singapore Investment and Development Pte. Ltd., in its capacity as the Holder of 100% outstanding principal amount of the Notes, consents to the execution and delivery of this Supplemental Indenture and the amendments to the Indenture set forth herein; WHEREAS pursuant to Section 8.02 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture; and NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows: 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. 2. Amendments to Section 3.11 of the Indenture. Section 3.11(B) of the Indenture is hereby amended as follows (deletions shown in strikethrough and additions shown in double-underline): “(B) Liquidity. With respect to each full fiscal quarter commencing with the fiscal quarter ending March 31September 30, 2026, the Company shall not permit the Total

2 Liquidity of the Company as of the last Business Day of such fiscal quarter to be less than $40 million.” 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby. 4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof. [Remainder of page intentionally left blank]

[Signature Page to Supplemental Indenture] AS_ACTIVE:\34124800\2\77557.0003 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. MAXEON SOLAR TECHNOLOGIES, LTD. By: Name: Dmitri Hu Title: Authorized Signatory DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, REGISTRAR, PAYING AGENT, CONVERSION AGENT By: Name: Title: By: Name: Title: